                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 Saucony, Inc.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 SAUCONY, INC.
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001

                            ------------------------

     The Annual Meeting of Stockholders of Saucony, Inc. (the "Company"), will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Thursday, May 24, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

          1.  To elect six directors.

          2. To approve the Company's 2001 Employee Stock Purchase Plan as set forth in the attached Proxy Statement.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Class A Common Stock at the close of business on April 10, 2001 will be entitled to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            David E. Redlick, Clerk

Peabody, Massachusetts
April 19, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 SAUCONY, INC.
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Saucony, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 24, 2001 and at any adjournment of that meeting (the "Annual Meeting"). All shares of Class A Common Stock, $.33 1/3 par value per share, of the Company (the "Class A Common Stock") for which proxies are submitted will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Clerk of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended January 5, 2001 ("fiscal 2000") is being mailed to stockholders with the mailing of this Notice and Proxy Statement, which is first being mailed to stockholders on or about April 20, 2001.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 5, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO MICHAEL UMANA, CHIEF FINANCIAL OFFICER, SAUCONY, INC., 13 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     The Board of Directors has fixed April 10, 2001 as the record date (the "Record Date") for determining holders of Class A Common Stock who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,566,747 shares of Class A Common Stock. Each share is entitled to one vote. The holders of the Company's Class B Common Stock, $.33 1/3 par value per share (the "Class B Common Stock"), are not entitled to vote at the Annual Meeting.

     The holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Class A Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the shares of Class A Common Stock voting on the matter is required for the election of directors. In other words, a candidate for director shall be elected if he or she receives more votes than a competing candidate, even if the winning candidate does not receive a majority of the votes cast. The affirmative vote of the holders of a majority of the shares of Class A Common Stock voting on the matter is required to approve the Company's 2001 Employee Stock Purchase Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information concerning beneficial ownership of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") by:

     - each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock,

     - each director,

     - each of the executive officers named in the Summary Compensation Table set forth in "Compensation of Executive Officers" below (the "Named Executive Officers") and

     - all directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of March 31, 2001.

     The number of shares beneficially owned by each person and shown below is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2001 through the exercise of any stock option or other right. Applicable percentage ownership in the table below is based on 2,566,747 shares of Class A Common Stock and 3,500,093 shares of Class B Common Stock outstanding as of March 31, 2001. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. The inclusion herein of any shares of Common Stock deemed under the rules of the Commission to be beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock.

                                                   NUMBER OF SHARES            PERCENTAGE OF
                                                  BENEFICIALLY OWNED         CLASS OUTSTANDING
                                                ----------------------      --------------------
                                                 CLASS A       CLASS B      CLASS A      CLASS B
                                                ---------      -------      -------      -------
5% STOCKHOLDERS
John H. Fisher................................    890,936(1)   238,556(2)    34.7%         6.8%
  c/o Saucony, Inc.
  13 Centennial Drive
  Peabody, MA 01960
Charles A. Gottesman and Merrill F
  Gottesman...................................    890,936(3)   225,462(4)    34.7          6.4
  c/o Saucony, Inc.
  13 Centennial Drive
  Peabody, MA 01960
PooRoo LLC....................................    382,472(5)        --       14.9           --
  c/o Saucony, Inc.
  13 Centennial Drive
  Peabody, MA 01960

                                                                                PERCENTAGE OF
                                                    NUMBER OF SHARES          CLASS OUTSTANDING
                                                   BENEFICIALLY OWNED        --------------------
                                                 ----------------------       CLASS        CLASS
                                                  CLASS A       CLASS B         A            B
                                                 ---------      -------      -------      -------
Dimensional Fund Advisors Inc..................    222,700(6)   299,800(6)     8.7          8.6
  1299 Ocean Avenue
  Santa Monica, CA 90401
OTHER DIRECTORS
John M. Connors, Jr............................         --       27,000(7)      --            *
Phyllis H. Fisher..............................         --       26,002(8)      --            *
Robert J. LeFort, Jr...........................         --       32,000(9)      --            *
John J. Neuhauser..............................         --       34,000(10)     --            *
OTHER NAMED EXECUTIVE OFFICERS
Arthur E. Rogers, Jr...........................     14,160       21,295(11)      *            *
Wolfgang Schweim...............................        800       10,497(12)      *            *
Michael Umana..................................         --        4,931(13)     --            *
All directors and executive officers as a group
  (13 persons).................................  1,247,960      599,349(14)   48.6%        16.2%

---------------
  * Less than 1%

 (1) Consists of 382,472 shares owned by PooRoo LLC, of which each of Mr. Fisher and his sister, Merrill F. Gottesman, has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 1,333 shares owned by Mr. Fisher's daughter for which Mr. Fisher exercises sole voting and investment power; 311,129 shares owned by Mr. Fisher for which he exercises sole investment and voting power; 4,000 shares owned by Mrs. Donna Fisher, Mr. Fisher's wife; 14,382 shares held in trust for the benefit of Mr. Fisher's children, for which Mr. Fisher is the trustee and exercises sole voting power; and 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power. Mr. Fisher disclaims beneficial ownership of 191,236 shares owned by PooRoo LLC, of which Mr. Fisher and Mrs. Gottesman share investment and voting power, and further disclaims beneficial ownership of 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (2) Consists of 46,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; 157,509 shares owned by Mr. Fisher for which he exercises sole investment and voting power; and 21,845 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001. Mr. Fisher disclaims beneficial ownership of 23,410 shares over which Mr. Fisher and Mrs. Gottesman share investment power.

 (3) Consists of 382,472 shares owned by PooRoo LLC, of which each of Merrill F. Gottesman and John H. Fisher has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,666 shares owned by Mr. and Mrs. Gottesman's daughters for which Mr. and Mrs. Gottesman exercise shared investment and voting power; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is the trustee and exercises sole investment and voting power; 101,481 shares held in the name of Mr. Gottesman; and 221,533 shares held in the name of Mrs. Gottesman. Mr. and Mrs. Gottesman disclaim beneficial ownership of 191,236 shares owned by PooRoo LLC, of which Mrs. Gottesman and Mr. Fisher share investment and voting power, and further disclaim beneficial ownership of 83,410 shares held in trust for the benefit of Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power.

 (4) Consists of 142,833 shares that Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman; 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 46,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher, for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,800 shares held in the name of Mrs. Gottesman; and 21,845 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001. Mr. Gottesman disclaims beneficial ownership of 23,410 shares over which Mrs. Gottesman and Mr. Fisher share investment power.

 (5) The information reported is based on a Schedule 13D, dated February 26, 1999, filed with the Commission by PooRoo LLC, PooRoo, Inc., John H. Fisher and Charles A. Gottesman and Merrill F. Gottesman. PooRoo LLC is the direct owner of 382,472 shares. PooRoo, Inc. is the managing member of PooRoo LLC and as a result is deemed to have an indirect interest in and the power to direct the vote and disposition of the 382,472 shares held by PooRoo LLC.

 (6) The information reported is based on a Schedule 13G, dated February 2, 2001, filed with the Commission by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional is a registered investment advisor and deemed to have beneficial ownership of all of such shares. These shares are held in investment vehicles, including commingled group trusts, to which Dimensional serves as investment advisor and investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Consists of 27,000 shares which Mr. Connors has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001.

 (8) Consists of 21,000 shares of Class B Common Stock which Mrs. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001 and 5,002 shares owned by Mrs. Fisher for which she exercises sole investment power.

 (9) Consists of 29,500 shares which Mr. LeFort has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001, and 2,500 shares owned by Mr. LeFort for which he exercises sole investment power.

(10) Consists of 34,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001.

(11) Consists of 21,195 shares which Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001, and 100 shares owned by Mr. Rogers for which he exercises sole investment power.

(12) Consists of 4,757 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001, and 5,740 shares owned by Mr. Schweim for which he exercises sole investment power.

(13) Consists of 4,931 shares which Mr. Umana has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001.

(14) Includes a total of 207,369 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 2001.

     There are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Class A Common Stock of the Company.

                             ELECTION OF DIRECTORS

     Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of the Company. The proxy may not be voted for more than six directors. If a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unwilling to serve as a director.

     Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

     JOHN M. CONNORS, JR., age 58, has been a director since 1998. Mr. Connors has been Chairman and Chief Executive Officer of Hill, Holliday, Connors, Cosmopulos, Inc., an advertising firm, since 1968. He is a member of the boards of directors of Geerlings & Wade, Inc., a direct marketer of wines, and John Hancock Financial Services, Inc., a financial services provider.

     JOHN H. FISHER, age 53, has been a director since 1980. Mr. Fisher has been Chief Executive Officer of the Company since 1991. He served as Chief Operating Officer from 1985 to 1991, as Executive Vice President from 1981 to 1985 and as Vice President, Sales from 1979 to 1981. Mr. Fisher is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association, and is a member of various civic associations. Mr. Fisher is the son of Phyllis H. Fisher and the brother-in-law of Charles A. Gottesman.

     PHYLLIS H. FISHER, age 78, is a retired investor and has been a director since 1982. Mrs. Fisher is the mother of John H. Fisher and the mother-in-law of Charles A. Gottesman.

     CHARLES A. GOTTESMAN, age 50, has been a director since 1983. Mr. Gottesman has served as Executive Vice President, Chief Operating Officer and Treasurer of the Company since 1992, Executive Vice President, Finance from 1989 to 1992, Senior Vice President from 1987 to 1989, Vice President from 1985 to 1987, Treasurer from 1983 to 1989, and in a number of other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher and the brother-in-law of John H. Fisher.

     ROBERT J. LEFORT, JR., age 47, has been a director since 1997. Mr. LeFort has served since 1992 as President of Magnetix Group, an audio duplication and fully integrated order fulfillment company.

     JOHN J. NEUHAUSER, age 58, has been a director since 1989. Mr. Neuhauser has been Dean of the Faculty and Academic Vice President of Boston College since 1999. From 1978 to 1999, Mr. Neuhauser was Dean of Boston College's Carroll School of Management (business school). From 1971 to 1977, he held the position of Associate Professor and Chairman of the Computer Science Department of Boston College. He is presently a director of all of the mutual funds of the Colonial Group and in recent years has been a director of Logic World, Inc. and of Wakefield Software Systems, Inc., companies engaged in the computer industry. He currently is a Corporator of Emerson Hospital and is a former member of the Executive Committee of the Boston Management Consortium.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met eight times during fiscal 2000 and acted by written consent on four occasions. Each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

     The Company has a standing Audit Committee of the Board of Directors, which is composed of two members and acts under a written charter first adopted and approved in May 2000. A copy of this charter is attached to this proxy statement as Appendix A. The Audit Committee reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The members of the Audit Committee are Messrs. LeFort and Neuhauser, who are independent directors, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market. The Audit Committee held one meeting during the fiscal year ended January 5, 2001.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers the Company's 1993 Equity Incentive Plan, as amended. The Compensation Committee met two times during fiscal 2000. The members of the Compensation Committee are Messrs. LeFort and Neuhauser. See "Report of the Compensation Committee on Executive Compensation."

     The Company has no standing nominating committee of the Board of Directors.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended January 5, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

     The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors for fiscal 2000. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

     In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 5, 2001.

     By the Audit Committee of the Board of Directors of Saucony, Inc.

                                            Robert J. LeFort, Jr.
                                            John J. Neuhauser

                           COMPENSATION OF DIRECTORS

     Non-employee directors are each paid an annual retainer of $16,500 and $1,500 per Board of Directors meeting they attend.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during fiscal 2000:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                        ANNUAL COMPENSATION(1)        COMPENSATION(1)
                                      --------------------------   ---------------------
                                                                        SECURITIES            ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS      UNDERLYING OPTIONS     COMPENSATION(2)
    ---------------------------       ----   --------   --------   ---------------------   ---------------
John H. Fisher......................  2000   $500,000   $465,423          62,139               $15,116
  President and                       1999    319,506    700,980          32,750                13,700
  Chief Executive Officer             1998    315,406    220,646              --                12,866
Charles A. Gottesman................  2000   $425,000   $387,852          62,139               $15,666
  Executive Vice President,           1999    287,555    700,980          32,750                15,370
  Chief Operating Officer             1998    283,865    220,646              --                13,885
  and Treasurer
Arthur E. Rogers, Jr. ..............  2000   $220,000   $ 77,000          12,139               $ 9,547
  President, Saucony                  1999    200,000    200,000          31,100                 8,607
  North America                       1998    180,000     87,500              --                 7,353
Wolfgang Schweim....................  2000   $216,220   $ 21,600          11,036               $13,477
  President, Saucony                  1999    216,220     20,000          11,100                12,455
  International                       1998    224,536     10,000              --                 2,666
Michael Umana(3)....................  2000   $190,865   $100,000           9,656               $ 7,565
  Senior Vice President, Finance      1999     32,393      5,800          15,000                   607
  and Chief Financial Officer         1998         NA         NA              NA                    NA

---------------
(1) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights have been granted to or are held by any of the Named Executive Officers.

(2) Amounts shown in this column represent (i) the Company's payment of split-dollar and/or whole life insurance premiums, (ii) the Company's contributions under its Supplemental Executive Retirement Plan and (iii) the Company's contributions under its 401(k) savings plan. The Company paid split-dollar and/or whole life insurance premiums of $10,500, $11,050, $5,000, $2,666 and $5,041 for Messrs. Fisher, Gottesman, Rogers, Schweim, and Umana, respectively, for the last fiscal year. The Company contributed $10,811 under its Supplemental Executive Retirement Plan for Mr. Schweim for the last fiscal year. The Company's contributions under its 401(k) savings plan were $4,616, $4,616, $4,547, and $2,524 for Messrs. Fisher, Gottesman, Rogers and Umana, respectively, for the last fiscal year.

(3) Mr. Umana joined the Company as an executive officer in October 1999.

     Option Grants Table. The following table sets forth information concerning individual grants of options to purchase the Company's Class B Common Stock made to the executive officers named in the Summary Compensation Table during fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                              ------------------------------------------------
                                           % OF TOTAL                            POTENTIAL REALIZABLE VALUE
                              NUMBER OF     OPTIONS                              AT ASSUMED ANNUAL RATES OF
                              SECURITIES   GRANTED TO   EXERCISE                  STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES     OR BASE                     FOR OPTION TERM(3)
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   ---------------------------
            NAME              GRANTED(1)    YEAR(2)     ($/SHARE)      DATE          5%              10%
            ----              ----------   ----------   ---------   ----------   -----------     -----------
John H. Fisher..............    12,139         5.1%      $13.338     02/07/05     $ 25,940        $ 75,134
                                50,000        20.8        11.250     08/16/10      353,753         896,480
Charles A. Gottesman........    12,139         5.1        13.338     02/07/05       25,940          75,134
                                50,000        20.8        11.250     08/16/10      353,753         896,480
Arthur E. Rogers, Jr........    12,139         5.1        12.125     02/07/05       40,665          89,858
Wolfgang Schweim............    11,036         4.6        12.125     02/07/05       36,970          81,693
Michael Umana...............     9,656         4.0        12.125     02/07/05       32,347          71,478

---------------
(1) Mr. Fisher's options were granted on February 7, 2000 and August 17, 2000; Mr. Gottesman's options were granted on February 7, 2000 and August 17, 2000; Mr. Roger's options were granted on February 7, 2000; Mr. Schweim's options were granted on February 7, 2000; and Mr. Umana's options were granted on February 7, 2000. The options granted on February 7, 2000 and on August 17, 2000 vest in equal annual installments over a five-year period.

(2) In fiscal 2000, options to purchase a total of 239,847 shares of Class B Common Stock were granted to employees of the Company, including executive officers. No options to purchase shares of Class A Common Stock were granted in 2000.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Table. The following table sets forth certain information regarding stock options exercised during fiscal 2000 and held as of January 5, 2001 by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                             ACQUIRED        VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
John H. Fisher............   30,000(3)     $146,850      16,867(3)      90,772(3)       $30,664        $44,243
Charles A. Gottesman......   25,000(3)      134,375      16,867(3)      90,772(3)        30,664         44,243
Arthur E. Rogers, Jr. ....         --            --      16,547(3)      38,792(3)        37,874         47,182
Wolfgang Schweim..........    2,220(3)       10,962       4,770(3)      22,796(3)        17,556         42,467
Michael Umana.............         --            --       4,931(3)      19,725(3)            --             --

---------------
(1) Value based on last sale price of the Class B Common Stock on the date of exercise less the exercise price.

(2) Value based on last sale price of the Common Stock at the fiscal year end ($8.438 per share of Class B Common Stock) less the exercise price.

(3) Represents shares of Class B Common Stock.

OTHER EXECUTIVE COMPENSATION

     All vice presidents of the Company are eligible to participate in the Company's Vice President Bonus Plan, which has been approved by the Board of Directors upon recommendation of the Compensation Committee. To be eligible for this plan, an executive must be a vice president for the entire fiscal year. Bonuses awarded to a vice president under this plan are limited to a maximum of 25% of the vice president's salary for the previous fiscal year, and are based on the level of attainment of certain sales and pre-tax profit objectives of the Company or the division for which the vice president is responsible. The Compensation Committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on the performance of such vice presidents.

EMPLOYMENT CONTRACTS

     The Company has entered into an Employment Agreement with each of Messrs. Fisher and Gottesman (the "Senior Executives") as of August 17, 2000, pursuant to which the Company employs Mr. Fisher as President and Chief Executive Officer and Mr. Gottesman as Executive Vice President, Chief Operating Officer and Treasurer. Following is a summary of the principal terms and conditions of the Employment Agreements:

     - The term of employment for each of the Senior Executives expires on August 17, 2003, but is automatically extended for one year on that date and annually thereafter unless the Senior Executive or the Company gives the other party 90 days' notice of its desire to terminate.

     - The Company is required to take all actions available to it to cause Mr. Fisher to be elected as a Director and Chairman of the Board and Mr. Gottesman to be elected as a Director of the Company for the term of the Agreement.

     - The Company is required to pay an annual base salary of $500,000 to Mr. Fisher and $425,000 to Mr. Gottesman, subject to upward adjustment by the Board of Directors. Commencing with the calendar year beginning January 1, 2001, the base salary of the Senior Executives will be increased annually to reflect the increase in the Consumer Price Index -- Urban Wage Earners and Clerical Workers for the previous year.

     - The Company is required to pay an annual cash bonus (a) to Mr. Fisher equal to 3% of the consolidated pre-tax income of the Company for such fiscal year and (b) to Mr. Gottesman equal to (i) 2% of the consolidated pre-tax income of the Company for such fiscal year plus (ii) 1% of the consolidated pre-tax income of the Company for such fiscal year if the performance of a division or divisions of the Company selected by the Board equals or exceeds performance levels set by the Board; provided that for fiscal 2000 Mr. Gottesman's bonus is equal to (i) 2% of the consolidated pre-tax income of the Company plus (ii) 0.5% of the consolidated pre-tax income of the Company if the textile division of the Company equals or exceeds performance levels set by the Board for fiscal 2000. The Board of Directors may in its sole discretion award a larger bonus to the Senior Executives in any fiscal year.

     - The Senior Executives are entitled to participate in all benefit programs available to employees of the Company and are entitled to four weeks paid vacation per year. The Company provides whole life insurance coverage to each of the Senior Executives of not less than three times his base salary. The Company also provides use of an automobile, pays up to $2,500 per year for club memberships and pays up to $10,000 for financial or legal counseling services for each of the Senior Executives each year. The Company has also obtained a lifetime membership for Mr. Fisher in the CEO Group.

     - The employment of each of the Senior Executives terminates (a) upon the expiration of the employment period as described above, (b) at the election of the Company, for cause, or (c) upon the death or disability of the Senior Executive.

     - Upon the expiration of the employment period (other than termination for cause or due to death or disability), each Senior Executive is entitled to receive an amount equal to his annual base salary as then in effect; provided, however, that no such payments will be made if the Senior Executive is entitled to receive severance benefits under the Executive Retention Agreements described below.

     - Each Senior Executive is subject to a non-compete clause, which provides that during the Senior Executive's employment and for two years thereafter, the Senior Executive (a) will not engage in a competitive business, (b) will not induce Company employees to terminate their employment with the Company, (c) will not solicit business from the Company's clients and (d) will not interfere in the Company's relationships with its suppliers.

     In addition, the Company has entered into an Executive Retention Agreement with each of the Senior Executives as of August 17, 2000, which provides that if a change in control of the Company occurs during the term of the Senior Executive's employment, the following provisions apply:

     - Each outstanding option to purchase Common Stock of the Company held by the Senior Executive will become immediately exerciseable in full, and each outstanding restricted stock award will be deemed fully vested and will no longer be subject to a right of repurchase by the Company.

     - If within 36 months following the change in control the Senior Executive's employment is terminated either by the Company (other than for cause, disability or death) or by the Senior Executive for good reason, (a) the Company is required to pay to the Senior Executive the aggregate of (i) a pro rata portion of the Senior Executive's base salary and annual bonus and any deferred compensation and accrued vacation pay to the date of termination (the "Accrued Obligations") and (ii) three times the sum of the Senior Executive's highest annual salary and highest annual bonus during the five-year period prior to the change in control, (b) the Company will continue to provide benefits to the Senior Executive and his family for 36 months after the date of termination or until the Senior Executive is reemployed with a company that provides comparable benefits,
       (c) the Company will provide to the Senior Executive any other termination benefits which he is eligible to receive (the "Other Benefits") and (d) for purposes of determining eligibility for retirement benefits, the Senior Executive will be deemed to have remained employed by the Company for 36 months after the date of termination.

     - If the Senior Executive resigns within 36 months following a change in control, other than for good reason, or if a Senior Executive's employment is terminated by death or disability within 36 months following a change in control, the Company will pay to the Senior Executive (a) the Accrued Obligations and (b) the Other Benefits.

     - If the Company terminates the Senior Executive's employment for cause within 36 months following a change in control, the Company is required to pay to the Senior Executive (a) a pro rata portion of the Senior Executive's annual base salary plus any deferred compensation and (b) the Other Benefits.

     The Executive Retention Agreements also provide that the Company will gross up compensation payments to the Senior Executives to pay for any excise taxes that may be payable with respect to such compensation payments (and any taxes payable with respect to such gross-up payments) in the event of a change in the ownership or control of the Company or the ownership of a substantial portion of the assets of the Company.

RELATED PARTY TRANSACTIONS

     On March 17, 2000, the Company made loans to John H. Fisher, President and Chief Executive Officer of the Company, and Charles A. Gottesman, Executive Vice President, Chief Operating Officer and Treasurer of the Company, in the amounts of $156,900 and $118,750, respectively. Messrs. Fisher and Gottesman used the borrowed funds to exercise stock options for shares of the Company's Class B Common Stock. The loans mature on March 17, 2002, are not collateralized and bear interest at 9.0% per annum. The largest aggregate amount of indebtedness outstanding, including principal and accrued interest, since the loans were made to Messrs. Fisher and Gottesman was $171,795 and $129,847, respectively. As of April 6, 2001, the aggregate amount of indebtedness outstanding, including principal and accrued interest, under the loans to Messrs. Fisher and Gottesman was $171,795 and $118,926, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Messrs. LeFort and Neuhauser. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation:

     - First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives.

     - Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives.

     - Third, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     In order to ensure continuity of its two most senior executive officers, the Compensation Committee in August 2000 approved multi-year employment contracts with John H. Fisher, the Company's Chief Executive Officer, and Charles A. Gottesman, the Company's Executive Vice President and Chief Operating Officer. These agreements are described in detail under "-- Employment Contracts" above. The Compensation Committee recommended that the Company enter into the agreements after meeting with a compensation consultant engaged by the Company and obtaining advice from the Company's counsel. Each agreement fixes the executive officer's annual base salary during the term of the agreement, subject to upward adjustment by the Board of Directors and annual increases to reflect changes in the consumer price index. The agreements also provide for bonuses to be awarded to Messrs. Fisher and Gottesman based upon a percentage of consolidated pre-tax income of the Company and, in the case of Mr. Gottesman, the textile division of the Company. Each of these agreements includes provisions prohibiting the executive from engaging in a business competitive with the Company during the term of the agreement and for two years thereafter.

     The Compensation Committee believes that the base salary levels provided for in these contracts, including the agreement with the Chief Executive Officer, established appropriate base salary levels for the covered individuals in light of the factors described above. The Compensation Committee also believes that the bonus structure provided under the agreements, combined with participation in the Company's 1993 Equity Incentive Plan, effectively aligns the compensation of Messrs. Fisher and Gottesman with the success of the Company. Key quantitative factors affecting the Compensation Committee's approval of the compensation arrangements contained in Mr. Fisher's employment agreement included the significant recent increases in the Company's revenues and pre-tax income. The key qualitative factor affecting the Compensation Committee's evaluation of Mr. Fisher was his leadership of the Company and his profile in the athletic shoe industry and with key customers of the Company.

     The compensation programs for the Company's other executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the 1993 Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives. The Compensation Committee believes that the base salary levels for fiscal 2000 of the Company's executive officers not covered by employment agreements were appropriate in light of the factors described above.

     The Compensation Committee generally structures cash bonuses for its other executive officers by linking them to the achievement of specified Company and/or business unit performance objectives. For certain executive officers not covered by employment agreements, the Board of Directors, upon recommendation of the Compensation Committee, has adopted a Vice President Bonus Plan pursuant to which vice presidents of the Company are eligible for bonuses (calculated as a percentage of annual salary) upon the attainment of certain sales and pre-tax profit objectives which are fixed by the Board of Directors for the Company or certain of its divisions. The Compensation Committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on the performance of such vice presidents. The Compensation Committee believes that these arrangements tie each executive's performance closely to a key measure of success of the Company or the executive's business unit.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation granted to the Company's executive officers through option issuances under the 1993 Equity Incentive Plan in a manner that is intended to avoid disallowance of deductions under Section 162(m). Although the salary, bonus and other compensation paid to Messrs. Fisher and Gottesman pursuant to their employment agreements did not exceed the $1 million limit in fiscal 2000, the compensation arrangements provided for by the agreements may in future years result in compensation payments in excess of this limit. The Compensation Committee believes that these agreements sufficiently align the compensation of Messrs. Fisher and Gottesman with the performance of the Company so that payments in excess of the limit will only be made when such payments are in the best interests of the stockholders. The Compensation Committee also reserves the right to use its judgment to authorize compensation payments to the Company's other executive officers that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company's stockholders, after taking into consideration changing business conditions and the performance of the Company's employees.

     Stock option grants in fiscal 2000 were designed to make a portion of the overall compensation of the executive officers, including the Chief Executive Officer, receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. The Chief Executive Officer received options to purchase 62,139 shares of Class B Common Stock in fiscal 2000. The Compensation Committee awarded 12,139 of these options in February 2000, based on the Committee's evaluation of Mr. Fisher's overall performance in fiscal 1999, including the significant recent increases in the Company's revenues and pre-tax income. The Committee awarded the remaining 50,000 options in August 2000, in connection with the execution of Mr. Fisher's employment contract.

                                            Robert J. LeFort, Jr.
                                            John J. Neuhauser

                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total stockholder return on the Company's outstanding Common Stock during the Company's five fiscal years ended January 5, 2001 with the cumulative total return over the same period of (i) the Russell 2000 Index and (ii) a peer group index utilized to provide a comparison between the Company's stock performance with that of footwear companies having market capitalization similar to that of the Company (the "Saucony Footwear Index"). This comparison assumes the investment of $100 on January 5, 1996 in the Company's Common Stock, the Russell 2000 Index and the Saucony Footwear Index and assumes dividends, if any, are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     1995(2)        1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
 Saucony, Inc.                         $100         $127         $100         $171         $369         $222
 Russell 2000 Index                     100          115          138          134          160          147
 Saucony Footwear Index(1)              100          161          129           86          125          241

---------------
(1) Saucony Footwear Index consists of Converse, Inc., Fila Holdings SPA, K-Swiss, Inc. - Class A, Stride Rite Corp., Timberland Co. - Class A, and Vans, Inc. The returns of each component company of the Saucony Footwear Index is weighted according to the respective company's stock market capitalization at the beginning of the period.

(2) Assumes the investment of $100 on January 5, 1996, the last day of fiscal 1995.

             PROPOSAL TO APPROVE 2001 EMPLOYEE STOCK PURCHASE PLAN

     The Board has adopted the Company's 2001 Employee Stock Purchase Plan (the "2001 Plan") and is seeking the approval of the 2001 Plan at the 2001 Annual Meeting of Stockholders of the Company. A favorable vote of the holders of at least a majority of the shares of Class A Common Stock of the Company present in person or represented by proxy at the Meeting is required for approval of the 2001 Plan. The Board recommends that stockholders vote for such approval.

     The purpose of the 2001 Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Class B Common Stock of the Company through accumulated payroll deductions. The Company intends that the 2001 Plan qualify as an "Employee Stock Purchase Plan" as defined in the Code.

     The 2001 Plan permits employees of the Company and its designated subsidiaries to purchase shares of Class B Common Stock from the Company through a series of offerings. Generally, each offering may last up to two years. Offerings under the 2001 Plan commence every six months, so at any given point in time, the Company may be conducting more than one offering. However, employees are only eligible to participate in one offering at a time. Each eligible employee may elect to have amounts withheld from his or her compensation which will accrue in an account for such employee during the period of an offering. On each February 15 and August 15 during the two-year offering period, funds that have accrued in this account will be used to purchase Class B Common Stock, subject to certain limitations that are described in more detail below, at a purchase price that is 85% of the fair market value of the Class B Common Stock on either the initial date of the applicable offering or the date of purchase, whichever is less.

     The 2001 Plan was adopted by the Board of Directors on April 6, 2001.

     The following is a brief summary of the provisions of the 2001 Plan. This summary is qualified in all respects by reference to the full text of the 2001 Plan, a copy of which is attached as Exhibit A to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission's home page (www.sec.gov). In addition, a copy of the 2001 Plan may be obtained from the Clerk of the Company upon request.

PRINCIPAL FEATURES OF THE 2001 PLAN

     Eligibility. Persons eligible to participate in an offering under the 2001 Plan are generally those employees who are employed by the Company or certain of its subsidiaries on a given enrollment date and do not own capital stock of the Company or of any subsidiary and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any subsidiary. As a result, Messrs. Fisher and Gottesman are not currently eligible to participate in offerings under the 2001 Plan. The Company had approximately 405 employees at January 5, 2001.

     Offering Periods. The 2001 Plan consists of consecutive, overlapping offering periods with a new offering period commencing on the first trading day on or after each of February 15 and August 15 of each year. The initial offering under the 2001 Plan will commence on August 15, 2001 and is scheduled to end on August 14, 2003. The Board may change the period of any offering that has not yet commenced.

     Shares Subject to Purchase. A total of 250,000 shares of Class B Common Stock are available for sale pursuant to the 2001 Plan. Should any shares fail to be sold during any offering, such shares may again be available for purchase in subsequent offerings.

     Administration. The 2001 Plan may be administered by the Board or a committee appointed by the Board. The Board or its committee have full and exclusive discretionary authority to construe, interpret and apply the terms of the 2001 Plan, to determine eligibility and to adjudicate all disputed claims filed under the 2001 Plan. Every finding, decision and determination made by the Board or its committee is, to the full extent permitted by law, final and binding upon all parties.

     Duration of 2001 Plan. The 2001 Plan will continue until terminated by the Board, provided, however, that except as provided in the 2001 Plan, termination will not affect options previously granted.

     Participation. Eligible employees may participate in the 2001 Plan by filing a "participation agreement" with the Company on or before the first day of an offering period.

     Payroll Deductions. Employees may request that the Company withhold up to 10% of their compensation. An employee may discontinue participation in an offering under the 2001 Plan or may increase or decrease the rate of payroll deductions during an offering period. Such rate change will go into effect on the first full payroll period following the tenth business day after the Company receives a new participation agreement from the employee authorizing such change.

     Grant of Option. On the first day of each offering period, each eligible employee participating in such offering period will be granted an option to purchase up to a whole number of shares of Class B Common Stock determined by dividing $50,000 by the fair market value of a share of Class B Common Stock on that day. The option will be exercisable as to 25% of the total number of shares on the last trading day of each purchase period during the offering period. A purchase period is the period commencing on the first trading day on or after each of February 15 and August 15 of each year and ending on a trading day approximately six months later, except that the first purchase period of any offering period will commence on the first day of the offering period and will end on a trading day approximately six months later. Accordingly, there are generally four purchase periods during each offering period. The option will expire on the last day of the offering period.

     Exercise of Option. A participant's option for the purchase of shares will be exercised automatically on the last day of each purchase period. Upon exercise, the participant will purchase the maximum number of full shares subject to the portion of the option which vested on such date based upon the applicable purchase price and the accumulated payroll deductions in his or her account. Any money left over in a participant's account after the last trading day of each offering period will be returned to the participant.

     Purchase Price. The purchase price of the shares of Class B Common Stock to be sold pursuant to any given offering is equal to the lesser of (i) 85% of the fair market value of the shares on the first day of the offering period and
(ii) 85% of the fair market value of the shares on the exercise date. For so long as the Class B Common Stock is traded on the Nasdaq National Market System, the fair market value of a share of Class B Common Stock on any given date will be the last reported sale price on the trading date prior to such date. The last reported sales price of Class B Common Stock on the Nasdaq National Market was $6.69 per share on April 10, 2001.

     Automatic Transfer to Low Price Offering Period. If the fair market value of the Class B Common Stock on the first day of a new offering period is lower than the fair market value of the Class B Common Stock on the first day of an ongoing offering period, then all participants in the ongoing offering period will be automatically withdrawn from such offering period immediately after the exercise of the vested portion of their option and automatically enrolled in the new offering period as of the first day thereof.

     Limitation. Notwithstanding anything to the contrary in the 2001 Plan, no employee will be eligible to participate in the 2001 Plan to the extent that such employee's rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (based on the fair market value of the stock on the date of grant of such option) for each calendar year in which such option is outstanding at any time. Furthermore, notwithstanding anything to the contrary in the 2001 Plan, a participant may only participate in one offering period at a time.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 2001 Plan and with respect to the sale of Class B Common Stock acquired under the 2001 Plan. It does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of Class B Common Stock acquired under the 2001 Plan. For precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax advisors. Participants should also consult with their own tax advisors regarding the application of any state, local and foreign taxes and federal gift, estate and inheritance taxes.

     The Company intends that the 2001 Plan qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 2001 Plan or upon purchasing shares of Class B Common Stock under the 2001 Plan. Instead, if a participant sells Class B Common Stock acquired under the 2001 Plan at a sale price that exceeds the price at which the participant purchased the Class B Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Class B Common Stock over the price at which the participant purchased the Class B Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Class B Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Class B Common Stock is higher than the price at which the participant purchased the Class B Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the Class B Common Stock on the Grant Date; and

          (ii) the excess of the sale price of the Class B Common Stock over the price at which the participant purchased the Class B Common Stock.

     Any further income will be long-term capital gain. If the sale price of the Class B Common Stock is less than the price at which the participant purchased the Class B Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Class B Common Stock over the sale price of the Class B Common Stock.

     If the participant sells the Class B Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class B Common Stock on the date that it was purchased over the price at which the participant purchased the Class B Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Class B Common Stock over the fair market value of the Class B Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Class B Common Stock on the date that it was purchased over the sale price of the Class B Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Class B Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Class B Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Class B Common Stock under the 2001 Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Class B Common Stock acquired under the 2001 Plan will have any tax consequences to the Company, provided, however, that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant, except with respect to ordinary compensation income recognized by a participant upon the disposition of Class B Common Stock after the holding period described above. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     Withholding. The amount that a participant elects to have deducted from his or her pay for the purchase of Class B Common Stock under the 2001 Plan constitutes taxable wages and is subject to withholding. Moreover, the Company will have a withholding obligation with respect to ordinary compensation income recognized by a participant. The Company will require any affected participant to make arrangements to satisfy this withholding obligation.

     The individuals who may elect to participate in the 2001 Plan and the number of shares they may acquire are not determinable. The Company had approximately 408 employees at January 5, 2001. The first offering period under the 2001 Plan will commence on August 15, 2001, and each Named Executive Officer will be eligible to participate (other than Messrs. Fisher and Gottesman, who are holders of more than 5% of the Company's capital stock and are therefore not currently eligible to participate).

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Company's Audit Committee, the Company's Board of Directors determined to change the principal accountants for the Company from PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to Arthur Andersen LLP ("Arthur Andersen"), effective as of April 11, 2001.

     During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its report. PricewaterhouseCoopers' reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     The Company engaged Arthur Andersen as the Company's principal accountants effective as of April 11, 2001. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Arthur Andersen, neither the Company nor anyone on its behalf consulted with Arthur Andersen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Arthur Andersen that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Representatives of Arthur Andersen LLP and PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

     PricewaterhouseCoopers LLP billed the Company an aggregate of $145,002 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended January 5, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended January 5, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

ALL OTHER FEES

     PricewaterhouseCoopers LLP billed the Company an aggregate of $50,957 in fees for other services rendered to the Company and its affiliates for the fiscal year ended January 5, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons and furnished to the Company, the Company believes that its officers, directors and holders of more than 10% of the Company's Common Stock during 2000 have complied with all
Section 16(a) filing requirements.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be submitted to the Clerk of the Company at its offices, 13 Centennial Drive, Peabody, Massachusetts 01960, no later than December 19, 2001.

     If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Clerk of the Company at the address noted above. If the Clerk does not receive such notice on or before March 3, 2002, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                            By Order of the Board of Directors,

                                            David E. Redlick, Clerk

April 19, 2001
                            ------------------------

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      APPENDIX A

                                 SAUCONY, INC.

                            AUDIT COMMITTEE CHARTER

I. MEMBERSHIP

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

     1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

     2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

     3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

     4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

     5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.  The Audit Committee shall meet privately at least once per year with:
(i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

PROXY                                                                     PROXY


                                  SAUCONY, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 24, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

         The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John H. Fisher, Charles A. Gottesman and David E. Redlick, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Saucony, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 10:00 a.m. (local time), on Thursday, May 24, 2001 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Class A Common Stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                         (TO BE SIGNED ON REVERSE SIDE)

      Please sign, date and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                                  SAUCONY, INC.

                                  May 24, 2001

                 Please Detach and Mail in the Envelope Provided

                  X Please mark your votes as in this example.

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

1. Election of Directors

         ____  For                              Nominees:  John M. Connors, Jr.
                                                           John H. Fisher
                                                           Phyllis H. Fisher
                                                           Charles A. Gottesman
                                                           Robert J. LeFort, Jr.
                                                           John J. Neuhauser
         ____  Withheld

         For (all nominees except as marked
         below)

         _________________________________

2. Approval of the Company's 2001 Employee Stock Purchase Plan


         ____  For              ____  Against          ____  Abstain


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

         Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature: ______________ Date: ________ Signature: _____________ Date: _______

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.

                                                                       EXHIBIT A

       [This document is filed with the Securities and Exchange Commission pursuant to Item 10 of Schedule 14A and will not be included in the proxy materials distributed to stockholders.]

                                  SAUCONY, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

        This is the 2001 Employee Stock Purchase Plan of Saucony, Inc.

        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company intends to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.      Definitions.

                a.     "BOARD" shall mean the Board of Directors of the Company.

                b. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                c. "COMMON STOCK" shall mean the Class B Common Stock of the Company.

                d. "COMPANY" shall mean Saucony, Inc. and, when appropriate in the context, any Designated Subsidiary of Saucony, Inc.

                e. "COMPENSATION" shall mean the amount of money reportable on an Employee's Federal Income Tax Withholding Statement (Form W-2) before any withholdings for health insurance or under a Section 401(k), 125, 129 or similar plan, including, without limitation, salary, wages and sales commissions, but excluding overtime, shift premium, bonuses and incentive compensation (other than sales commissions), third party sick or disability pay, allowances or reimbursements for expenses such as relocation allowances or travel expenses, whether specifically designated as such or designated as signing bonuses, income or gains attributable to restricted stock, stock options, stock appreciation rights or other similar equity-based compensation, imputed income or non-cash items, such as life insurance premiums, and similar items, whether or not specifically itemized on the Form W-2.

                f. "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                g. "EMPLOYEE" shall mean any individual who is an employee of the Company for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.

                h. "ENROLLMENT DATE" shall mean the first day of each Offering Period.

                i. "EXERCISE DATE" shall mean the last day of each Purchase Period.

                j. "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

                       (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                       (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                       (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                k. "OFFERING PERIODS" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after each of February 15 and August 15 of each year, commencing August 15, 2001, and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to
Section 4 of the Plan.

                l.     "PLAN" shall mean this 2001 Employee Stock Purchase Plan.

                m. "PURCHASE PERIOD" shall mean the period commencing on the first Trading Day on or after each of February 15 and August 15 of each year and ending approximately six (6) months later on the last Trading Day on or before the following February 14 and August 14 of each year, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the last Trading Day on or before the date that is six months after the Enrollment Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of the Plan.

                n. "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                o. "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                p. "SUBSIDIARY" shall mean any present or future subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                q. "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3.      Eligibility.

                a. Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that an Employee may not participate in more than one Offering Period at the same time.

                b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

                       (1) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

                       (2) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     In the event that an Employee may not be granted an option under the Plan because of the foregoing restrictions, the Employee shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restrictions.

        4.      Offering Periods.

                a. The Plan shall be implemented by consecutive, overlapping Offering Periods, with a new Offering Period commencing on the first Trading Day on or after each of February 15 and August 15 in each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval.

                b. If the Fair Market Value of the Common Stock on the Enrollment Date of a new Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of any ongoing Offering Period, then all participants in such ongoing Offering Period shall be automatically withdrawn from such ongoing Offering Period immediately after the exercise of their option on the Exercise Date that falls immediately before the Enrollment Date of the new Offering Period and shall be automatically enrolled in the new Offering Period as of such Enrollment Date.

        5.      Participation.

                a. An eligible Employee may become a participant in the Plan by completing a participation agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it on or prior to the applicable Enrollment Date with the Company's payroll office or such other office as the Company may direct.

                b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.      Payroll Deductions.

                a. At the time a participant files his or her participation agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. Such payroll deductions shall be in whole percentages only.

                b. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

                c. A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period, by completing and filing with the Company a new participation agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in payroll deduction rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new participation agreement. A participant's participation agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                d. At the time the option is exercised, in whole or in part, or at the time any of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or other disposition of Common Stock by the Employee.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) up to a whole number of shares of the Company's Common Stock (the "Option Shares") determined by dividing $50,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 18), provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 10 hereof. The option shall expire on the last day of the Offering
Period.

        8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date during the Offering Period, and a number of full shares equal to the accumulated payroll deductions in his or her account divided by the applicable Purchase Price, but not exceeding the number of shares as to which such participant's option is exercisable on such Exercise Date, shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share of Common Stock shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant or to his or her designee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing certificates.

        10.     Withdrawal; Termination of Employment.

                a. A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal, such participant's option for the Offering Period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new participation agreement.

                b. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option shall be automatically terminated. If, prior to the last day of the Offering Period, the Designated Subsidiary by which the Employee is employed shall cease to be a Subsidiary of the Company, or if the Employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, the Employee shall be deemed to have terminated employment for purposes of this Plan.

                c. A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

        11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        12.     Stock.

                a. Subject to adjustment as provided in Section 18(a) hereof, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                b. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

                c. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        14.     Designation of Beneficiary.

                a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

                a. Changes in Capitalization. The maximum number of shares of Common Stock available for sale under the Plan, the Reserves, the maximum number of shares each participant may purchase during each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option granted hereunder.

                b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

                c.     Reorganization Events.

                       (1)    Definition. A "Reorganization Event" shall mean:
(a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of all or substantially all of the shares of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any sale of all or substantially all of the assets of the Company, each while unexercised options remain outstanding under the Plan.

                       (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an option shall be considered to be assumed if, following consummation of the Reorganization Event, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

        Notwithstanding the foregoing, in the event that the acquiring or succeeding corporation (or an affiliate thereof) refuses to assume, or substitute equivalent options for, the options outstanding at the time of a proposed Reorganization Event, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), determined by the Board. The New Exercise Date shall be before the date of the proposed Reorganization Event. The Board shall notify each participant in writing at least ten (10) business days prior to the New Exercise Date that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        19.     Amendment or Termination.

                a. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with
Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                b. Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable and that are consistent with the Plan.

        20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. Conditions for Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange, national market system or over-the-counter market upon which the shares may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        22. Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company.

        23. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on an established stock exchange or quotation on a national market system or an over-the-counter market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

        24. Governing Law. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

        25. Source of Shares. Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company or from any other proper source.

        26. Notification Upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give notice to the Company of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of the grant of the option pursuant to which such shares were purchased or within one year of the date of exercise of such option pursuant to which such shares were purchased.

                                    EXHIBIT A

                                  SAUCONY, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                             PARTICIPATION AGREEMENT


              Original Application               Enrollment Date:
        ------                                                   ------------
              Change in Payroll Deduction Rate
        ------
              Change of Beneficiary(ies)
        ------
              Decline Participation
        ------


        1.      _____________________________________________________ hereby elects to participate in the Saucony, Inc. 2001 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Participation Agreement and the Employee Stock Purchase Plan.

        2. I hereby authorize payroll deductions from each paycheck in the amount of ____% (1 to 10%) of my Compensation on each payday during the Offering Period in accordance with the 2001 Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

        3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the 2001 Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to exercise automatically my option on each Exercise Date.

        4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the 2001 Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

        5. Shares purchased for me under the 2001 Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):______________________.

        6. I hereby agree that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date on which I purchased such shares, I will notify the Company in writing within 30 days after the date of any disposition of my shares.

        7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Participation Agreement is dependent upon my eligibility to participate in the 2001 Employee Stock Purchase Plan.

        8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

BENEFICIARY:

NAME:  (Please Print)
                     ----------------------------------------------------------
                       (First)              (Middle)                      (Last)


---------------------------------           -----------------------------------
Relationship                                Percentage


                                            -----------------------------------


                                            -----------------------------------
                                            Address

SECONDARY
BENEFICIARY:

NAME:  (Please Print)
                     ----------------------------------------------------------
                       (First)              (Middle)                      (Last)


---------------------------------           -----------------------------------
Relationship                                Percentage


                                            -----------------------------------


                                            -----------------------------------
                                            Address

Employee's Social
Security Number:
                       ---------------------------------------------------------

Employee's Address:
                       ---------------------------------------------------------

                       ---------------------------------------------------------

                       ---------------------------------------------------------

I UNDERSTAND THAT THIS PARTICIPATION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
        -----------------------------            -------------------------------
                                                 Signature of Employee
                                                 (Please print)

                                    EXHIBIT B

                                  SAUCONY, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the Saucony, Inc. 2001 Employee Stock Purchase Plan which began on _________________ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Participation Agreement.

        Name and Address of Participant:

        ---------------------------------------

        ---------------------------------------

        ---------------------------------------


        Signature:

        ---------------------------------------


        Date:
             ----------------------------------